Exhibit 99.1

11975 El Camino Real, Suite 300 San Diego, CA 92130	Phone: +1-858-222-8041 Fax: +1-858-587-2131

APRICUS BIOSCIENCES REPORTS CORPORATE UPDATE

Vitaros® National Phase Approvals Granted in the United Kingdom and Sweden

Company to Host Conference Call/Webcast Today at 9:00 AM ET

SAN DIEGO, CA, August 12, 2013 (GLOBE NEWSWIRE) – Apricus Biosciences, Inc. (“Apricus Bio” or the “Company”) (NASDAQ:APRI) (www.apricusbio.com), today provided a corporate update.

“Since the beginning of this year, we have continued to focus our efforts on creating long-term value through our lead product Vitaros® and our lead product candidate Femprox®,” said Richard Pascoe, Chief Executive Officer of Apricus Bio. “The recent approval of Vitaros® in Europe marked a significant milestone for Apricus and for our commercial partners Takeda, Sandoz, and Bracco. Moreover, we recently obtained national phase approvals in the United Kingdom and Sweden, and we look forward to additional national phase approvals, continued launch preparations, and the completion of our licensing activities for Vitaros® later this year.”

Mr. Pascoe added: “For Femprox®, our novel female sexual dysfunction treatment, we look forward to an End-of-Phase 2 meeting with the FDA in late August, which we expect will provide us with additional clarity regarding the regulatory path forward for this high-potential program. Both Vitaros® and Femprox® are key value drivers for our shareholders, and as such we are focused on flawless execution of the key initiatives that will lead to successive Vitaros® product launches and the development of a successful Femprox® clinical program.”

Recent Highlights

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European Approval Decision for Vitaros®. In June 2013, Apricus Bio announced that its marketing application for Vitaros®, indicated for the treatment of patients with erectile dysfunction (“ED”), was approved through the European Decentralized Procedure (“DCP”). Under the DCP, the Company filed its application for marketing approval designating Netherlands as the Reference Member State (“RMS”) on behalf of nine other European Concerned Member States (“CMS”) participating in the procedure. The CMS includes France, Germany, Italy, UK, Ireland, Spain, Sweden, Belgium and Luxembourg.

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National Phase Approvals Granted in the UK and Sweden. Last week, Apricus Bio was granted national phase approvals for Vitaros® in the UK and Sweden. The Company continues to work independently as well as with its commercialization partners to obtain the country-by-country national phase approvals for the remaining CMS regions. Our regulatory efforts along with the actions taken by our existing European partners continue to move successfully toward making Vitaros® ready to launch in each of the included territories across Europe.

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Vitaros® Partnering Process on Track. Concurrent with the EU approval of Vitaros® in June 2013, Apricus Bio launched a comprehensive partnering process with the goal of licensing Vitaros® in the remaining un-partnered territories in Europe, Latin America, and North Africa. Our key partnering objectives for Vitaros® are to maximize the total deal value for the asset, expand existing Vitaros partnerships wherever possible, and select partners who have a strong clinical, regulatory and commercial presence in their respective territory. We are reviewing bids recently received from multiple interested parties for the available territories and we expect to complete our Vitaros® partnering process in the fourth quarter of this year.

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Femprox® Development Program. Femprox® is Apricus Bio’s lead product candidate for the treatment of female sexual interest/arousal disorder, or FSIAD. An End-of-Phase 2 meeting with the U.S. Food and Drug Administration (“FDA”) is currently scheduled for late August 2013. Following receipt of official FDA meeting minutes, Apricus Bio will be able to provide further clarity regarding the Femprox® regulatory pathway in the U.S. To date, the Company has completed seven clinical studies with Femprox® including a 100 patient Phase 2 study in the U.S. and a 400 patient proof of concept study in China. The data generated from these clinical studies strongly suggest that Femprox® has the potential to effectively treat a patient population where there are currently no available FDA approved treatment options.

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Completed $17.1 Million Public Offering. In May 2013, Apricus Bio completed an underwritten public offering of its common stock and warrants for gross proceeds totaling approximately $17.1 million, the net proceeds of which the Company intends to use for general corporate purposes, including various development and approval efforts related to Vitaros® and Femprox®.

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Two Vitaros® Poster Presentations at Scientific Meetings. In May 2013, John P. Mulhall, MD, Director of the Male Sexual and Reproductive Medicine Program at Memorial Sloan-Kettering Cancer Center, presented results from an analysis of existing Phase 3 data for Vitaros® at the American Urological Association Annual Meeting. The results demonstrated that Vitaros® was well tolerated and improved erections in men who were previously unresponsive to PDE-5 inhibitors. In June 2013, the Company presented results from an additional analysis of existing Phase 3 data at the International Symposium on Prostate, Androgens and Men’s Sexual Health, which demonstrated increased efficacy and decreased adverse events with longer-term use of Vitaros®.

Financial Status

Cash and cash equivalents totaled $24.8 million as of June 30, 2013, compared to $15.1 million as of December 31, 2012. Based upon Apricus Bio’s current business plan, the Company believes it has sufficient cash reserves to fund its ongoing operations into late 2014. The Company expects to release its second quarter 2013 financial results later this week.

Conference Call Information

The call can be accessed in the U.S. by dialing 877-407-8031 and outside of the U.S. by dialing 201-689-8031 and asking the conference operator for the Apricus Bio Conference Call. The conference call will also be webcast live at

http://www.investorcalendar.com/IC/CEPage.asp?ID=171412. The teleconference replay will be available for one week by dialing in the U.S. 877-660-6853 and outside of the U.S. by dialing 201-612-7415. Replay Passcode 418593 is required for playback. The webcast replay will be available for three months.

About Vitaros®

Vitaros® has been approved for the treatment of Erectile Dysfunction (“ED”) by the European Health Authorities and by Health Canada. Vitaros® is a topically-applied cream formulation of alprostadil, a vasodilator, combined with our proprietary permeation enhancer DDAIP.HCL, which directly increases blood flow to the penis, causing an erection. Alprostadil is a widely accepted alternative to the PDE-5 inhibitors for difficult to treat patients, and Vitaros®, which was determined to be safe and effective by the European Health Authorities and previously by Health Canada, offers greater market opportunity due to its patient-friendly form versus other alprostadil dosage forms and also relative to oral ED products. With nearly 150 million men worldwide who suffer from erectile dysfunction and an ED market size of approximately $1 billion in revenue in Europe alone, Vitaros® represents a major market opportunity for Apricus Bio and its commercial partners given its unique product profile and its potential to treat a large underserved population.

About Femprox®

Femprox® is a product candidate for the treatment of female sexual interest/arousal disorder (FSIAD). Seven clinical studies have been successfully completed to date, including one, 98-subject Phase 2 study in the US and a nearly 400-subject proof of concept study in China. To date, no product has been approved in the U.S. to treat FSIAD, a persistent or recurring inability to attain or maintain adequate sexual excitement, causing personal distress.

About Apricus Biosciences, Inc.

Apricus Biosciences, Inc. (APRI) is a pharmaceutical company that develops and markets innovative treatments that help large patient populations across numerous, large-market therapeutic classes including male and female sexual health. The Company has one approved product, Vitaros®, for the treatment of erectile dysfunction, which is now approved in Europe and Canada and will be commercialized by Apricus Bio’s marketing partners, which include Abbott Canada, Takeda Pharmaceuticals International GmbH, Sandoz, and Bracco SpA. Femprox®, the Company’s product candidate for the treatment of female sexual arousal disorder, has successfully completed a nearly 400-subject proof-of-concept study.

For further information on Apricus Bio, visit http://www.apricusbio.com.

Apricus Bio’s Forward-Looking Statement Safe Harbor

Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, its ability to further develop its product Vitaros® for erectile dysfunction , and product candidate Femprox® for Female Sexual Arousal Disorder among others; to have its product and product candidates receive additional patent protection and be approved by relevant regulatory authorities in Europe, the United States and Canada and in other countries; to successfully commercialize such product and product candidates and other NexACT® product candidates and drug delivery technology; to sell its oncology supportive care business or assets to a third party or parties; to cease funding to its French subsidiaries and to have such subsidiaries reorganize or liquidate successfully; and to achieve its other development, commercialization and financial goals. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC’s website or without charge from the Company.

Apricus Bio Investor Relations:

David Pitts or Lourdes Catala

Argot Partners

212-600-1902

david@argotpartners.com

lourdes@argotpartners.com

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